                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: December 1997
Distribution Date: 1/15/98



Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                          Per $1,000 of  Original
                                                                                                               Class A/Class B
                                                                                                              Certificate Amount
                                                                                                              ------------------
 (i)  Principal Distribution
        Class A Amount                                                                   $10,373,508.21          $ 18.194189
        Class B Amount                                                                   $   545,974.11          $ 18.194189

(ii)  Interest Distribution
        Class A Amount                                                                   $   757,308.96          $  1.328251
        Class B Amount                                                                   $    39,858.37          $  1.328251

(iii) Amount of Distribution allocable to the Yield Supplement Amount                    $     9,564.91
        Class A Amount                                                                   $     9,086.66
        Class B Amount                                                                   $       478.25

      Amount of Distribution allocable to the (Excess) Shortfall Amount                  $    18,265.13
        Class A Percentage                                                               $    17,351.87
        Class B Percentage                                                               $       913.26

(iv)  Monthly Servicing Fee                                                              $   136,267.92          $  0.227051
        Monthly Supplemental Servicing Fee                                               $         0.00          $  0.000000
        Class A Percentage of the Servicing Fee                                          $   129,454.52          $  0.227051
        Class A Percentage of the Supplemental Servicing Fee                             $         0.00          $  0.000000
        Class B Percentage of the Servicing Fee                                          $     6,813.40          $  0.227052
        Class B Percentage of the Supplemental Servicing Fee                             $         0.00

 (v)  Class A Principal Balance (end of Collection Period)                               $144,971,920.49
      Class A Pool Factor (end of Collection Period)                                          25.426755%
      Class B Principal Balance (end of Collection Period)                               $ 7,630,101.08
      Class B Pool Factor (end of Collection Period)                                          25.426755%

(vi)  Pool Balance (end of Collection Period)                                            $152,602,021.57

(vii) Class A Interest Carryover Shortfall                                               $         0.00
      Class A Principal Carryover Shortfall                                              $         0.00
      Class B Interest Carryover Shortfall                                               $         0.00
      Class B Principal Carryover Shortfall                                              $         0.00

(viii)Amount Otherwise Distributable to the Seller that is Distributed to Either
      the Class A or Class B Certificateholders                                          $         0.00          $  0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                                   $ 6,379,283.67
        Class B Amount                                                                   $         0.00

 (x)  Aggregate Purchase Amount of Receivables repurchased by the Seller or the
      Servicer                                                                           $         0.00


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